Exhibit 15

December 29, 2023

To the Board of Directors and Shareholders of

Berkshire Hathaway Energy Company

Des Moines, Iowa

We are aware that our reports dated May 5, 2023, August 4, 2023, and November 3, 2023, on our reviews of interim financial information of Berkshire Hathaway Energy Company appearing in Berkshire Hathaway Energy Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, are being incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa